UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2007

First Albany Companies Inc.

(Exact Name of Registrant as Specified in Charter)

New York	0-14140	22-2655804

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

677 Broadway, Albany, New York		12207

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 447-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 26, 2007, First Albany Companies Inc. issued a press release regarding the pre-commencement announcement of an equity incentive program for selected employees of First Albany Companies Inc. proposed to be implemented in 2007. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Details about the Program discussed in the press release issued by First Albany Companies Inc. and attached hereto as Exhibit 99.1 will be disclosed in the Schedule TO and related offer materials that the Company will file with the Securities and Exchange Commission in connection with the commencement of the Program. First Albany Companies Inc. advises that the Schedule TO and the other filed documents be read because they will contain important information about the Program. After filing, the Schedule TO and the other filed documents may be obtained free of charge on the Securities and Exchange Commission’s website and from First Albany Companies Inc. by contacting C. Brian Coad at 518-447-8500.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1

Press release issued by First Albany Companies Inc. regarding the pre-commencement announcement of an equity incentive program for selected employees of First Albany Companies Inc. proposed to be implemented in 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ALBANY COMPANIES INC.

Date: January 26, 2007	By: /s/ Brian Coad
Chief Financial Officer

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 Exhibit Index

Exhibit 99.1   Press release issued by First Albany Companies Inc. regarding the pre-commencement announcement of an equity incentive program for selected employees of First Albany Companies Inc. proposed to be implemented in 2007.

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